Exhibit 99.1

Advanta Reports 2008 Results

Despite the Negative Earnings Impact of the Economy, Higher Liquidity and Strong Capital Ratios Continue in the Fourth Quarter

Company Takes Actions in Response to the Economic Environment

SPRING HOUSE, Pa.--(BUSINESS WIRE)--January 29, 2009--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today reported a full year 2008 net loss of $43.8 million or $1.08 per diluted share for Class A and Class B shares combined. Reflecting the impact of an eroding economy, the Company’s 2008 results included $86.2 million pretax, or $1.37 per share after tax, of balance sheet charges and reserve build associated with worsening credit trends and wider market credit spreads. Through this year of challenging economic events, the Company has increased its cash and liquid investments to $2.6 billion dollars at year end and has strong capital levels.

Specific to the fourth quarter of 2008, the Company incurred a net loss of $46.9 million or $1.16 per combined diluted share. These results include $47.8 million pretax, or $0.77 per share after tax, of balance sheet charges and reserve build.

Other noteworthy activity and detail for the fourth quarter include:

  Cash and liquid investments increased by $0.8 billion while deposits grew by $0.5 billion. At year end, cash and liquid investments were 53% of aggregate owned and securitized receivables.
  Advanta Bank Corp. total risk-based and Tier 1 capital ratios increased to 38.4% and 35.4%, respectively.
  Advanta Corp. equity together with subordinated debt for trust preferred securities to managed receivables increased slightly to 12.2% and to owned receivables increased to 120.7%.
  The fair value estimates of the Company’s retained interests in securitizations decreased by $36.4 million with about two-thirds of the adjustment related to increased market credit spreads that resulted in higher discounts on these assets.

  The allowance for receivable losses increased to 20.3% of Business Cards owned receivables at quarter end, after building reserves for credit losses on principal receivables by $11.4 million.
  Business Cards ending managed receivables decreased to $5.0 billion with owned receivables decreasing to $0.5 billion.
  Business Cards managed net interest yield expanded to 12.45% and owned net interest yield declined to 7.04%.
  Customer transaction volume declined to $2.9 billion.
  Business Cards managed net credit loss rate rose to 12.0% and owned net credit loss rate rose to 14.1%.
  Business Card operating expenses include a $3.3 million asset impairment charge related to certain acquisition-related software and other assets based on the Company’s expectations for future account originations.
  The consolidated results include the impact of a $2.2 million reserve reduction for the Company’s proportionate share of the amounts funded by Visa in Visa’s litigation escrow.

The Company also announced that it is taking actions in response to the continued economic downturn.

The Board of Directors has approved a reduction in the Company’s regular quarterly cash dividends. The new rates will apply to its next dividend declaration. As a result of this action, future quarterly dividends declared for its Class A Common Stock will decrease from 17.71 cents to 2 cents per share and future quarterly dividends declared for its Class B Common Stock will decrease from 21.25 cents to 2.5 cents per share.

In addition, the Company is taking steps to significantly reduce operating expenses to a level that is more commensurate with its anticipated portfolio size and scale of business activities in 2009. Cost reductions will result from actions such as slowing marketing activities, structuring the organization to be more efficient and reducing staffing levels beyond those previously announced related to its offshoring initiative. Flowing from this, the Company will have approximately 300 fewer employees and operating expenses for 2009 are expected to be between 20% and 25% lower than those reported for 2008.

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, January 29, at 9:00 a.m. Eastern Time, to review the fourth quarter and full year results for 2008. The call can be accessed by dialing 877-857-6173 and referring to confirmation code 4034997. At the same time, the call will be webcast via a Vcall link on Advanta’s website or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least ten minutes before the call to register and download any necessary software. Beginning at about 11:00 this morning, a replay of the call will be available on the Internet at the same sites as the original webcast. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements also available on the Company’s website.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market as well as its size, experience, and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses differentiates the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. The most significant of these risks and uncertainties are: (1) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the ongoing disruption in the capital markets and deterioration of the U.S. economy, as well as the potential for further deterioration and disruption, and the impact of these factors on the level of new account originations, customer spending, delinquencies, charge-offs, the value of and ability to realize expected returns on its investments, and other results of operations; (2) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of customers after promotional pricing periods have expired, changes in terms on their accounts, or changes in programs or product offerings; (3) interest rate and credit spread fluctuations; (4) factors affecting its level of costs and expenses; including difficulties achieving expected operating cost reductions due to, among other things, operational delays associated with new systems and processes, changes in personnel, changes in timing for our plans for implementation of our outsourcing initiatives and changes in the estimated timing for completion of a reduction in workforce; (5) factors affecting its level of liquidity, including funding decisions, the potential timing of the securitizations of its receivables and its ability to monetize its investments; (6) government regulation of banking and finance businesses, including the effects of and changes in the level of scrutiny, regulatory requirements and regulatory initiatives, certain mandatory and possibly discretionary action by state and federal regulators, restrictions and limitations imposed by banking laws, regulators, examinations and reviews, and the effects of, and changes in, regulatory policies, guidance, interpretations and initiatives and agreements between the Company and its regulators; (7) effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (8) the amount and cost of financing available to it; (9) the ratings on the debt of Advanta Corp. and its subsidiaries; and (10) the impact of litigation and legal, regulatory, administrative or other claims, investigations or proceedings including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
December 31, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$36,870	$9,315	$46,185
Interest expense	21,920	10,631	32,551
Net interest income	14,950	(1,316)	13,634
Provision for credit losses	35,476	9	35,485
Net interest loss after provision for credit losses	(20,526)	(1,325)	(21,851)
Noninterest revenues:
Interchange income	60,304	0	60,304
Securitization income (loss)	(31,862)	0	(31,862)
Servicing revenues	22,458	0	22,458
Business credit card rewards	(21,195)	0	(21,195)
Other revenues, net	2,059	1,459	3,518
Total noninterest revenues	31,764	1,459	33,223
Operating expenses	81,157	(2,115)	79,042
Income (loss) before income taxes	$(69,919)	$2,249	(67,670)
Income tax benefit			(20,728)
Net loss			$(46,942)

Three Months Ended
December 31, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$38,945	$10,829	$49,774
Interest expense	14,983	12,547	27,530
Net interest income	23,962	(1,718)	22,244
Provision for credit losses	21,587	(35)	21,552
Net interest income (loss) after provision for credit losses	2,375	(1,683)	692
Noninterest revenues:
Interchange income	69,346	0	69,346
Securitization income	10,375	0	10,375
Servicing revenues	25,258	0	25,258
Business credit card rewards	(22,495)	0	(22,495)
Other revenues, net	8,149	1,768	9,917
Total noninterest revenues	90,633	1,768	92,401
Operating expenses	73,140	7,924	81,064
Income (loss) before income taxes	$19,868	$(7,839)	12,029
Income tax expense			4,643
Net income			$7,386
____________________
(A)	Other includes investment and other activities not attributable to the Advanta Business Cards segment. In addition, operating expenses in the three months ended December 31, 2008 include the benefit of a $2.2 million decrease in Visa indemnification reserves. Operating expenses in the three months ended December 31, 2007 include $7.8 million of charges associated with a contingent obligation to indemnify Visa Inc. for certain litigation matters.

ADVANTA
SEGMENT INCOME STATEMENT - YEAR-TO-DATE
(in thousands)

Twelve Months Ended
December 31, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$160,475	$38,035	$198,510
Interest expense	80,247	39,226	119,473
Net interest income	80,228	(1,191)	79,037
Provision for credit losses	123,154	34	123,188
Net interest loss after provision for credit losses	(42,926)	(1,225)	(44,151)
Noninterest revenues:
Interchange income	264,401	0	264,401
Securitization income (loss)	(18,930)	0	(18,930)
Servicing revenues	97,398	0	97,398
Business credit card rewards	(103,683)	0	(103,683)
Other revenues, net	35,834	15,219	51,053
Total noninterest revenues	275,020	15,219	290,239
Operating expenses	317,784	(5,565)	312,219
Income (loss) before income taxes	$(85,690)	$19,559	(66,131)
Income tax benefit			(22,308)
Net loss			$(43,823)

Twelve Months Ended
December 31, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$157,255	$38,392	$195,647
Interest expense	54,922	44,409	99,331
Net interest income	102,333	(6,017)	96,316
Provision for credit losses	58,200	(35)	58,165
Net interest income (loss) after provision for credit losses	44,133	(5,982)	38,151
Noninterest revenues:
Interchange income	249,481	0	249,481
Securitization income	79,040	0	79,040
Servicing revenues	92,393	0	92,393
Business credit card rewards	(86,705)	0	(86,705)
Other revenues, net	24,582	7,706	32,288
Total noninterest revenues	358,791	7,706	366,497
Operating expenses	276,439	12,529	288,968
Income (loss) before income taxes	$126,485	$(10,805)	115,680
Income tax expense			44,652
Income from continuing operations			71,028
Gain on discontinuance of mortgage and leasing businesses, net of tax			1,022
Net income			$72,050
____________________
(A)	Other includes investment and other activities not attributable to the Advanta Business Cards segment. In addition, in the twelve months ended December 31, 2008, noninterest revenues include a $13.4 million gain on the redemption of Visa Inc. shares and operating expenses include the benefit of a $6.1 million net decrease in Visa indemnification reserves. Operating expenses in the twelve months ended December 31, 2007 include $12.0 million of charges associated with a contingent obligation to indemnify Visa Inc. for certain litigation matters.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Prior	Prior	Dec. 31,	Dec. 31,	Percent
	2008	2008	2007	Quarter	Year	2008	2007	Change
Basic income (loss) from continuing operations per common share:
Class A	$(1.19)	$(0.51)	$0.15	133.3%	N/M	$(1.23)	$1.61	N/M
Class B	(1.14)	(0.45)	0.20	153.3	N/M	(1.01)	1.78	N/M
Combined (A)	(1.16)	(0.47)	0.18	146.8	N/M	(1.08)	1.73	N/M
Diluted income (loss) from continuing operations per common share:
Class A	$(1.19)	$(0.51)	$0.15	133.3%	N/M	$(1.23)	$1.55	N/M
Class B	(1.14)	(0.45)	0.18	153.3	N/M	(1.01)	1.64	N/M
Combined (A)	(1.16)	(0.47)	0.17	146.8	N/M	(1.08)	1.61	N/M
Basic net income (loss) per common share:
Class A	$(1.19)	$(0.51)	$0.15	133.3%	N/M	$(1.23)	$1.64	N/M
Class B	(1.14)	(0.45)	0.20	153.3	N/M	(1.01)	1.81	N/M
Combined (A)	(1.16)	(0.47)	0.18	146.8	N/M	(1.08)	1.75	N/M
Diluted net income (loss) per common share:
Class A	$(1.19)	$(0.51)	$0.15	133.3%	N/M	$(1.23)	$1.57	N/M
Class B	(1.14)	(0.45)	0.18	153.3	N/M	(1.01)	1.66	N/M
Combined (A)	(1.16)	(0.47)	0.17	146.8	N/M	(1.08)	1.63	N/M

Return on average common equity (annualized)	(34.70)%	(13.15)%	4.98%	163.9%	N/M	(7.61)%	12.24%	N/M

Weighted average common shares used to compute:
Basic earnings (loss) per common share
Class A	13,405	13,393	13,356	0.1%	0.4%	13,387	13,337	0.4%
Class B	27,225	27,217	27,149	0.0	0.3	27,151	27,679	(1.9)
Total	40,630	40,610	40,505	0.0	0.3	40,538	41,016	(1.2)
Diluted earnings (loss) per common share
Class A	13,405	13,393	13,356	0.1%	0.4%	13,387	13,337	0.4%
Class B	27,225	27,217	29,396	0.0	(7.4)	27,151	30,664	(11.5)
Total	40,630	40,610	42,752	0.0	(5.0)	40,538	44,001	(7.9)

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	31,213	31,144	28,055	0.2	11.3
Total	45,623	45,554	42,465	0.2	7.4

Stock price:
Class A
High	$5.09	$7.80	$26.45	(34.7)%	(80.8)%	$9.36	$31.47	(70.3)%
Low	1.10	4.00	6.93	(72.5)	(84.1)	1.10	6.93	(84.1)
Closing	1.16	4.93	7.30	(76.5)	(84.1)	1.16	7.30	(84.1)
Class B
High	$8.65	$10.24	$29.95	(15.5)%	(71.1)%	$10.63	$34.51	(69.2)%
Low	1.58	6.01	7.84	(73.7)	(79.8)	1.58	7.84	(79.8)
Closing	2.09	8.23	8.07	(74.6)	(74.1)	2.09	8.07	(74.1)

Cash dividends declared:
Class A	$0.1771	$0.1771	$0.1771	0.0%	0.0%	$0.7084	$0.6730	5.3%
Class B	0.2125	0.2125	0.2125	0.0	0.0	0.8500	0.8075	5.3

Book value per common share	$12.26	$13.75	$14.40	(10.8)%	(14.9)%
____________________
(A)	Combined represents income (loss) allocable to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.
N/M - Not Meaningful

ADVANTA
BALANCE SHEET
(in thousands)

	As of
	Dec. 31,	Dec. 31,
	2008	2007
ASSETS

Cash	$31,716	$90,228
Federal funds sold	32,277	872,587
Interest-bearing deposits	1,595,138	0
Investments available for sale	977,245	223,500
Receivables, net	414,844	990,668
Accounts receivable from securitizations	301,118	349,581
Premises and equipment, net	16,762	16,893
Other assets	215,945	220,915
Total assets	$3,585,045	$2,764,372

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits	$2,541,406	$1,651,737
Debt	206,598	220,848
Other borrowings	50,000	25,000
Subordinated debt payable to preferred securities trust	103,093	103,093
Other liabilities	176,587	177,913
Total liabilities	3,077,684	2,178,591

Stockholders' equity	507,361	585,781

Total liabilities and stockholders' equity	$3,585,045	$2,764,372

Ratio of equity to owned assets	14.15%	21.19%
Ratio of equity and subordinated debt payable to preferred securities trust to owned assets	17.03%	24.92%
Ratio of equity to managed assets (A)	6.57%	7.38%
Ratio of equity and subordinated debt payable to preferred securities trust to managed assets (A)	7.90%	8.68%

Ratio of equity to owned business credit card receivables	100.35%	56.78%
Ratio of equity and subordinated debt payable to preferred securities trust to owned business credit card receivables	120.74%	66.78%
Ratio of equity to managed business credit card receivables (A)	10.11%	9.23%
Ratio of equity and subordinated debt payable to preferred securities trust to managed business credit card receivables (A)	12.17%	10.85%

MANAGED ASSETS (A)
Total on-balance sheet assets (GAAP)	$3,585,045	$2,764,372
Off-balance sheet securitized receivables (B)	4,140,595	5,173,404
Managed assets	$7,725,640	$7,937,776
____________________
(A)	Managed asset and managed receivable statistics are non-GAAP financial measures. Management believes that managed assets and managed receivables and the related ratios provide useful supplemental information because our on-balance sheet assets include retained interests in securitizations that serve as credit enhancement to the noteholders' interests in the securitized receivables.
(B)	Includes off-balance sheet business credit card receivables. Excludes our ownership interest in the noteholder principal balance of securitizations that are held on-balance sheet.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From
	Dec. 31,	Sept. 30,	Dec. 31,	Prior	Prior
	2008	2008	2007	Quarter	Year
New account originations	15,312	18,581	61,234	(17.6)%	(75.0)%
Average number of active accounts (A)	839,105	897,138	952,557	(6.5)	(11.9)
Ending number of accounts	1,048,363	1,206,580	1,316,523	(13.1)	(20.4)
Customer transaction volume:
Merchandise sales	$2,599,639	$2,940,685	$3,019,122	(11.6)	(13.9)
Balance transfers	90,347	97,304	346,484	(7.1)	(73.9)
Cash usage	194,986	249,489	389,714	(21.8)	(50.0)
Total customer transaction volume	2,884,972	3,287,478	3,755,320	(12.2)	(23.2)
Securitization volume increase (decrease)
excluding replenishment sales	$(364,390)	$(369,902)	$330,000	(1.5)	N/M
Average receivables:
Owned	$684,034	$858,331	$1,164,704	(20.3)	(41.3)
Securitized	4,630,859	5,030,299	5,148,195	(7.9)	(10.0)
Managed (B)	5,314,893	5,888,630	6,312,899	(9.7)	(15.8)
Ending receivables:
Owned	$505,578	$726,652	$1,031,607	(30.4)	(51.0)
Securitized	4,511,650	4,863,634	5,315,421	(7.2)	(15.1)
Managed (B)	5,017,228	5,590,286	6,347,028	(10.3)	(21.0)
Operating expense ratio (C)	6.11%	5.45%	4.63%	12.1	32.0

CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$52,997	$51,661	$42,424
Receivables 90 days or more delinquent	24,132	24,531	19,204
As a percentage of receivables:
Receivables 30 days or more delinquent	10.48%	7.11%	4.11%	47.4%	155.0%
Receivables 90 days or more delinquent	4.77	3.38	1.86	41.1	156.5
Net principal charge-offs:
Amount	$24,092	$22,839	$11,542
As a percentage of average
receivables (annualized)	14.09%	10.64%	3.96%	32.4	255.8

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$425,271	$314,740	$229,808
Receivables 90 days or more delinquent	188,424	148,182	105,577
As a percentage of receivables:
Receivables 30 days or more delinquent	9.43%	6.47%	4.32%	45.7%	118.3%
Receivables 90 days or more delinquent	4.18	3.05	1.99	37.0	110.1
Net principal charge-offs:
Amount	$135,270	$124,303	$53,572
As a percentage of average
receivables (annualized)	11.68%	9.88%	4.16%	18.2	180.8

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$478,268	$366,401	$272,232
Receivables 90 days or more delinquent	212,556	172,713	124,781
As a percentage of receivables:
Receivables 30 days or more delinquent	9.53%	6.55%	4.29%	45.5%	122.1%
Receivables 90 days or more delinquent	4.24	3.09	1.97	37.2	115.2
Net principal charge-offs:
Amount	$159,362	$147,142	$65,114
As a percentage of average receivables (annualized)	11.99%	10.00%	4.13%	19.9	190.3
____________________
(A)	Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C)	Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.
N/M - Not Meaningful

ADVANTA
RECONCILIATION OF MANAGED FINANCIAL MEASURES AND RATIOS
(in thousands)

In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses. Management uses risk-adjusted revenues as a basis for monitoring the risk-based return on the portfolio and components of our portfolio. Generally, based on risk-based pricing strategies, customers with higher credit losses should have higher revenues. We believe the measure is useful to investors as a measure of our ability to appropriately price for the risk of the portfolio by demonstrating the relationship between revenues and credit losses in one concise measure.
	Three Months Ended
	December 31, 2008
	Advanta			Advanta
	Business Cards	Securitization		Business Cards
	GAAP	Adjustments		Managed
Net interest income	$14,950	$150,454		$165,404
Average business credit card interest-earning assets	849,454	4,465,439		5,314,893
Ratio (A)	7.04%			12.45%

Provision for credit losses	$35,476	$171,707	(B)	$207,183
Average business credit card interest-earning assets	849,454	4,465,439		5,314,893
Ratio (A)	16.71%			15.59%

Noninterest revenues	$31,764	$21,253		$53,017
Average business credit card interest-earning assets	849,454	4,465,439		5,314,893
Ratio (A)	14.96%			3.99%

Risk-adjusted revenues (C)	$11,238	$0		$11,238
Average business credit card interest-earning assets	849,454	4,465,439		5,314,893
Ratio (A)	5.29%			0.85%

Pretax loss	$(69,919)	$0		$(69,919)
Average business credit card interest-earning assets	849,454	4,465,439		5,314,893
Ratio (A)	(32.92)%			(5.26)%

	Three Months Ended
	December 31, 2007
	Advanta			Advanta
	Business Cards	Securitization		Business Cards
	GAAP	Adjustments		Managed
Net interest income	$23,962	$90,823		$114,785
Average business credit card interest-earning assets	1,392,748	4,920,151		6,312,899
Ratio (A)	6.88%			7.27%

Provision for credit losses	$21,587	$70,764	(B)	$92,351
Average business credit card interest-earning assets	1,392,748	4,920,151		6,312,899
Ratio (A)	6.20%			5.85%

Noninterest revenues	$90,633	$(20,059)		$70,574
Average business credit card interest-earning assets	1,392,748	4,920,151		6,312,899
Ratio (A)	26.03%			4.47%

Risk-adjusted revenues (C)	$93,008	$0		$93,008
Average business credit card interest-earning assets	1,392,748	4,920,151		6,312,899
Ratio (A)	26.71%			5.89%

Pretax income	$19,868	$0		$19,868
Average business credit card interest-earning assets	1,392,748	4,920,151		6,312,899
Ratio (A)	5.71%			1.26%
____________________
(A)	Ratios are annualized and calculated as a percentage of average business credit card interest-earning assets.
(B)	Includes the amount by which credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs. In addition, provision for credit losses includes unfavorable valuation adjustments to retained interests in securitizations of $36.4 million for the three months ended December 31, 2008 and $17.2 million for the three months ended December 31, 2007.
(C)	Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.

  - Statistical Supplement available at www.advanta.com -

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Advanta Corp.
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or
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dgoodman@advanta.com